Exhibit 99.1

JDS UNIPHASE ANNOUNCES 2005 FOURTH QUARTER AND FISCAL YEAR END RESULTS

San Jose, California, September 1, 2005 – JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for the fourth quarter and year ended June 30, 2005.

Net revenues for the fourth quarter were $170.9 million, and GAAP net loss, inclusive of an impairment charge of $62.7 million, was $145.7 million, or $0.10 per share. This compares to revenues of $166.3 million and a GAAP net loss of $38.6 million, or $0.03 per share, reported for the third quarter of fiscal 2005, and to revenues of $174.5 million and a GAAP net loss of $21.7 million, or $0.02 per share, for the fourth quarter ended June 30, 2004.

On a non-GAAP basis, net loss for the fourth quarter was $21.8 million, or $0.02 per share, as compared to a non-GAAP net loss of $23.5 million, or $0.02 per share, for the third quarter of fiscal 2005, and to a non-GAAP net loss of $11.9 million, or $0.01 per share, for the fourth quarter of fiscal 2004.

On a non-GAAP EBITDA basis (non-GAAP earnings before interest, taxes, depreciation and amortization), the Company lost $19.7 million for the quarter ended June 30, 2005, as compared to a loss of $19.8 million for the quarter ended March 31, 2005, and a loss of $9.7 million for the quarter ended June 30, 2004.

“During the quarter, we achieved important milestones in our manufacturing consolidation initiatives, with JDSU’s exit from three manufacturing sites and the sale or phase out of certain products that did not meet our longer term profitability objectives,” said Kevin Kennedy, Chief Executive Officer of JDS Uniphase. “With 24% year-over-year growth in our optical communications segment, and overall gross margin improvement this quarter, our employees have managed the execution of change very well.”

For the full fiscal year, net revenues were $712.2 million, compared to net revenues of $635.9 million reported for the prior fiscal year. GAAP net loss for fiscal 2005 was $261.3 million, or $0.18 per share, which compares to a net loss of $115.5 million, or $0.08 per share for the prior fiscal year.

Financial Overview – Fourth Quarter Ended June 30, 2005

•	Optical Communications net revenue grew 5% sequentially to $106.3 million, and represented 62% of total net revenue. Net revenue in the Commercial and Consumer segment was flat sequentially, and represented $64.6 million, or 38% of total net revenue.

•	North American customers represented 65% of net revenue. European and Asia-Pacific customers represented 19% and 16% of net revenue, respectively.

•	GAAP gross margin was 16.4% of net revenue, and non-GAAP gross margin was 17.6% of net revenue.

•	GAAP operating expenses were $137.8 million, including an impairment charge of $62.7 million resulting from the reduction of goodwill, intangibles and long-lived assets associated with the product transitions in the Optics and Display business included in the Commercial and Consumer segment.This impairment charge is excluded from non-GAAP operating expenses, which totaled $59.8 million.

JDS Uniphase Corporation

•	The Company held $1,304.5 million in cash, cash equivalents and short-term investments at the end of the fourth quarter. On August 3, 2005, the Company completed its acquisition of Acterna Inc. The terms of the acquisition included a cash disbursement to Acterna’s shareholders of $450 million.

•	The Company consumed approximately $75.7 million in cash and short-term investments during the fourth quarter, including $28.2 million in cash from operations and approximately $59.4 million in cash for acquisition related activity.

Business Outlook

Management provided the following financial guidance. For the quarter ending September 30, 2005, the Company expects net revenue from its traditional Optical Communications and Commercial and Consumer business segments to range between $163 and $173 million. When combined with the recently acquired Communications Test and Measurement business segment, total company net revenues for the quarter ending September 30, 2005 are expected to be $250 million, plus or minus $10 million.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. Pacific Time on September 1, 2005 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDS Uniphase

JDS Uniphase is committed to enabling broadband & optical innovation in the communications, commercial and consumer markets. JDS Uniphase is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. Furthermore, JDS Uniphase is a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense applications, and decorative. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to the amount of future revenue or the likelihood, timing or amount of expected cost savings or profitability improvements; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company’s ability to predict future financial performance continues to be difficult, as among other things, visibility remains limited, we are experiencing significant quarter over quarter fluctuations in product mix, average selling prices continue to decline across our traditional Communications and Commercial and Consumer product portfolio, we continue to experience execution challenges which limit our revenue and impair our profitability, and we are experiencing declining, but variable, benefits from certain transient items, such as the release of previously accrued

JDS Uniphase Corporation

reserves and the use of previously written-off inventory; (ii) the Company’s cost improvement efforts may not be successful in achieving their expected benefits (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, costs and delays associated with facility and asset divestitures, and execution concerns; and (iii) ongoing efforts to design and introduce products that meet customers’ future needs and to manufacture such products at competitive costs, and with acceptable quality and profitability, may not be successful.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q and 10-K. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors:	Jacquie Ross, 408-546-4445, investor.relations@jdsu.com
Press:	Jayme Curtis, 408-546-7028, jayme.curtis@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS Uniphase Corporation

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per-share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30 2005	June 30 2004	June 30 2005	June 30 2004
Net revenue	$170.9	$174.5	$712.2	$635.9
Cost of goods sold	$142.8	133.0	586.6	490.1

Gross profit	28.1	41.5	125.6	145.8
Operating expenses:
Research and development	22.3	25.1	93.7	99.5
Selling, general and administrative	38.6	33.5	157.3	144.7
Amortization of other intangibles	5.5	4.2	19.8	16.0
Acquired in-process research and development	1.1	2.6	1.1	2.6
Reduction of goodwill	53.7	—	53.7	—
Reduction/(Addition) of other long-lived assets	9.0	(1.9)	16.1	51.8
Restructuring charges	7.6	4.0	18.2	11.5

Total operating expenses	137.8	67.5	359.9	326.1

Loss from operations	(109.7)	(26.0)	(234.3)	(180.3)
Interest and other income/(expense), net	(33.1)	6.2	(19.7)	22.7
Loss on sale of subsidiaries	(4.7)	—	(4.7)	—
Gain on sale of investments	15.7	1.6	20.0	41.2
Reduction in fair value of investments	(0.8)	—	(9.2)	(3.8)
Loss on equity method investments	(3.2)	(1.6)	(6.7)	(8.2)

Loss before income taxes	(135.8)	(19.8)	(254.6)	(128.4)
Income tax expense/(benefit)	9.9	1.9	6.7	(15.8)

Loss before cumulative effect of an accounting change	(145.7)	(21.7)	(261.3)	(112.6)
Cumulative effect of an accounting change	—	—	—	(2.9)

Net loss	$(145.7)	$(21.7)	$(261.3)	$(115.5)

Net loss per share - basic and diluted	$(0.10)	$(0.02)	$(0.18)	$(0.08)

Shares used in per-share calculation - basic and diluted	1,448.2	1,440.2	1,445.4	1,436.7

JDS Uniphase Corporation

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	June 30 2005	June 30, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$511.2	$327.5
Short-term investments	793.3	1,221.2
Accounts receivable, net of allowance for doubtful accounts of $3.8 at June 30, 2005 and $11.8 at June 30, 2004	112.3	112.7
Inventories, net	97.4	125.0
Refundable income taxes	7.7	5.8
Other current assets	66.3	59.5

Total current assets	1,588.2	1,851.7
Property, plant and equipment, net	162.1	195.6
Deferred income taxes	4.0	12.0
Goodwill, net	190.2	204.8
Other intangibles, net	94.9	81.4
Long-term investments	32.6	42.4
Other assets	8.5	4.3

Total assets	$2,080.5	$2,392.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75.1	$74.1
Accrued payroll and related expenses	30.5	38.4
Income taxes payable	27.9	33.5
Deferred income taxes	4.3	12.0
Restructuring accrual	23.0	48.4
Warranty accrual	7.3	25.1
Other current liabilities	71.8	80.7

Total current liabilities	239.9	312.2
Long-term debt	466.9	464.7
Other non-current liabilities	44.0	44.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	68,592.5	68,577.1
Accumulated deficit	(67,273.3)	(67,012.0)
Accumulated other comprehensive income	9.1	4.6

Total stockholders’ equity	1,329.7	1,571.1

Total liabilities and stockholders’ equity	$2,080.5	$2,392.2

JDS Uniphase Corporation

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30 2005	June 30 2004	June 30 2005	June 30 2004
Net revenue:
Optical Communications Segment:	$106.3	$85.8	$422.2	$317.4
Commercial and Consumer Segment:	64.6	88.7	290.0	318.5

Net external revenue	170.9	174.5	712.2	635.9

Operating loss:
Optical Communications Segment:	(11.1)	(11.7)	(54.2)	(43.4)
Commercial and Consumer Segment:	(0.5)	19.2	12.2	54.8
All other	(18.3)	(23.6)	(70.8)	(101.3)

Total operating loss	(29.9)	(16.1)	(112.8)	(89.9)

Unallocated amounts:
Acquisition-related charges and amortization of intangibles	(7.7)	(6.8)	(22.0)	(20.3)
Reduction of other long-lived assets	(62.7)	2.0	(69.8)	(51.8)
Restructuring charges	(7.6)	(4.0)	(18.2)	(11.5)
Other realignment charges	(1.8)	(1.1)	(11.5)	(6.8)
Interest and other income, net	(33.1)	6.2	(19.7)	22.7
Loss on sale of subsidiaries’ assets	(4.7)	—	(4.7)	—
Gain on sale of investments	15.7	1.8	20.0	41.2
Reduction in fair value of investments	(0.8)	—	(9.2)	(3.8)
Gain / (loss) on equity method investments	(3.2)	(1.8)	(6.7)	(8.2)

Loss before income taxes	$(135.8)	$(19.8)	$(254.6)	$(128.4)

Use of Non-GAAP Financial Measures

The Company provides non-GAAP gross margin, non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing and non-cash activities, that management does not believe are reflective of such ordinary, ongoing and customary course activities.

JDS Uniphase Corporation

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Restructuring expense primarily due to severance and lease costs: The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. The Company excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and reduction in the fair value of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

JDS Uniphase Corporation

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. Gains and losses in equity investments are unpredictable, and are primarily dependent on the financial performance of the company in which we have our investment. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core operating expenses and performance.

Reduction of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the reduction of the carrying value of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset value reductions are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Cumulative effect of an accounting change: The Company incurred an expense in the first quarter of fiscal 2004 related to an accounting change. This expense is non recurring and not indicative of the Company’s ongoing core operating performance. The Company excludes these items in the period for the nine months ended March 31, 2004, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the comparable GAAP measures are not indicative of its core operating performance.

JDS Uniphase Corporation

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of non-GAAP EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes non-GAAP EBITDA is indicative of the Company’s core operational cash flow.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP gross margin is gross margin. The GAAP measure most directly comparable to non-GAAP operating expense is operating expense. The GAAP measure most directly comparable to non-GAAP net loss is net loss. The GAAP measure most directly comparable to non-GAAP net loss per share is net loss per share. The GAAP measure most directly comparable to non-GAAP EBITDA is loss from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

JDS Uniphase Corporation

The following table reconciles the non-GAAP gross margin, operating expense, net loss, net loss per share, and EBITDA financial measures to GAAP (in millions, except per share amounts):

	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
	Gross Margin	Operating Expense	Net Loss	EBITDA *	Gross Margin	Operating Expense	Net Loss	EBITDA *
Non-GAAP	$30.0	$59.8	$(21.8)	$(19.7)	$41.7	$57.9	$(11.9)	$(9.7)

Cost of goods sold related to restructuring events	(1.9)		(1.9)	(1.9)	(0.2)		(0.2)	(0.2)
Costs of research and development related to restructuring events		—	—	—		—	—	—
Costs of selling, general and administrative related to restructuring events		1.1	(1.1)	(1.1)		0.7	(0.7)	(0.7)
Amortization of intangibles from acquisitions		5.5	(5.5)			4.2	(4.2)
Reduction of other long-lived assets		9.0	(9.0)	(9.0)		(1.9)	1.9	1.9
Reduction of goodwill		53.7	(53.7)	(53.7)
Acquired In-process R&D		1.1	(1.1)	(1.1)		2.6	(2.6)	(2.6)
Restructuring expense primarily due to severance and lease costs		7.6	(7.6)	(7.6)		4.0	(4.0)	(4.0)
Interest and other income			(40.2)
Loss on sale of subsidiaries			(4.7)
Gain or loss on sale of available for sale investments			15.7				1.6
Reduction in the fair value of investments			(0.8)				—
Gain or loss on equity method investments			(3.2)				(1.6)
Cumulative effect of an accounting change								2.9
Income tax expense			(10.8)

GAAP	$28.1	$137.8	$(145.7)	$(94.1)	$41.5	$67.5	$(21.7)	$(12.4)

Non-GAAP loss per share			$(0.02)				$(0.01)

GAAP loss per share			$(0.10)				$(0.02)

Shares used in per-share calculation - basic and diluted			1448.2				1440.2

	Twelve Months Ended June 30, 2005				Twelve Months Ended June 30, 2004
	Gross Margin	Operating Expense	Net Loss	EBITDA *	Gross Margin	Operating Expense	Net Loss	EBITDA *
Non-GAAP	$131.3	$243.9	$(88.0)	$(71.2)	$149.1	$239.0	$(51.4)	$(50.0)

Cost of goods sold related to restructuring events	(5.7)		(5.7)	(5.7)	(3.3)		(3.3)	(3.3)
Costs of research and development related to restructuring events		0.3	(0.3)	(0.3)		1.1	(1.1)	(1.1)
Costs of selling, general and administrative related to restructuring events		6.8	(6.8)	(6.8)		4.1	(4.1)	(4.1)
Amortization of intangibles from acquisitions		19.8	(19.8)			16.0	(16.0)
Reduction of other long-lived assets		16.1	(16.1)	(16.1)		51.8	(51.8)	(51.8)
Reduction of goodwill		53.7	(53.7)	(53.7)
Acquired In-process R&D		1.1	(1.1)	(1.1)		2.6	(2.6)	(2.6)
Restructuring expense primarily due to severance and lease costs		18.2	(18.2)	(18.2)		11.5	(11.5)	(11.5)
Interest and other income			(40.2)
Loss on sale of subsidiaries			(4.7)
Gain or loss on sale of available for sale investments			20.0				41.2
Reduction in the fair value of investments			(9.2)				(3.8)
Gain or loss on equity method investments			(6.7)				(8.2)
Cumulative effect of an accounting change							(2.9)
Income tax expense			(10.8)

GAAP	$125.6	$359.9	$(261.3)	$(173.1)	$145.8	$326.1	$(115.5)	$(124.4)

Non-GAAP loss per share			$(0.06)				$(0.04)

GAAP loss per share			$(0.18)				$(0.08)

Shares used in per-share calculation - basic and diluted			1445.4				1436.7

*	EBITDA (earnings before interest, taxes, depreciation and amoritization) reconciles to Loss from operations